Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intel Corporation 2006 Employee Stock Purchase Plan of our reports dated January 23, 2020 with respect to the Consolidated Financial Statements of Intel Corporation, and the effectiveness of internal control over financial reporting of Intel Corporation, included in its Annual Report (Form 10-K) for the year ended December 28, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
October 22, 2020